UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 23, 2005
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles		GY1 3RR

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”
On November 23, 2005 CanArgo Energy Corporation (the “Company”) issued a press release announcing an update on its operations in Georgia and Kazakhstan.
The information in this report (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
A registration statement relating to a proposed secondary offering of shares of the Company’s common stock has been filed with the United States Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The Press Release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
A copy of the Press Release is attached hereto as Exhibit 99.1.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release dated November 23, 2005 issued by CanArgo Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: November 25, 2005	By:	/s/ Elizabeth Landles
Elizabeth Landles, Corporate Secretary

Exhibit 99.1
CanArgo Energy Corporation
FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA
Operations Update
November 23, 2005 — Oslo, Norway — CanArgo Energy Corporation (“CanArgo”) (OSE: CNR, AMEX:CNR) today gave an update on its Georgian and Kazakh activities.
Georgia
Exploration
On the Norio MK72 exploration well we are currently at a depth of 4,867 metres (15,968 feet). Significant mud losses occurred between 4,812 metres (15,787 feet) and the current depth which is indicative of a permeable formation. Lithostratigraphic analysis and the losses whilst drilling tend to suggest the Middle Eocene objective (which was prognosed at 4,800 metres (15,744 feet)) has been reached. The use of oil-based drilling mud and high mud weights required to drill the overpressured section above the reservoir would preclude any hydrocarbon indications. The hole has now been cased and we are preparing to change over to lighter water-based mud to drill ahead through the reservoir. Drilling will continue until a sufficient section for testing has been completed. It is expected to reach TD (Total Depth) before year-end.
The Block XIC (Norio) & North Kumisi PSA covers an area of some 1,520 square kilometres (375,389 acres) just to the north of Tbilisi. Immediately to the south and east of this acreage lie the Samgori, Patardzeuli and Ninotsminda oil fields, together responsible for reported oil production of some 200 million barrels. The Norio Block represents a continuation of the same proven petroleum system to the north, and high fluid flow rates (>10,000 barrels per day) have been reported from the Middle Eocene interval in the Block. The area covered by the Norio PSA includes exploration targets at several stratigraphic levels, including the Cretaceous, Middle Eocene, Upper Eocene and Oligocene (which was a secondary target for the MK72 well, and in which oil bearing sandstones have already been encountered but not yet tested) and Middle Miocene. Seismic data acquired in late 2000 led to the identification of several undrilled prospects at Middle Eocene level, the largest one of which is being tested by the MK72 Well. The structure potentially covers an area larger than the nearby Samgori Field.

Appraisal
On the Manavi M11Z well, the acid stimulation programme has been delayed due to a technical constraint with the coiled tubing currently being used in this operation. A new coil for the unit is being sourced, and although this is of no significant cost, it will take a period of time. If a replacement coil or an alternative coiled tubing unit is not readily available for mobilisation to Georgia, it may take up to two months before testing can be resumed. The M11Z well which reached a TD of 4,570 metres (14,994 feet) measured depth (MD), encountered the top of the primary Cretaceous limestone target at 4,277 metres (14,032 feet) MD and the secondary Middle Eocene target zone at 3,965 metres (13,009 feet) MD. Drilling data and slim-hole wireline logs indicated the presence of hydrocarbons. During initial testing operations it emerged that there had been a build up of filter cake on and in the formation during drilling. Although small amounts of oil and gas have been recovered from the well, no significant flow has yet been achieved, and it appears the Cretaceous limestone formation has been blocked and is not in communication with the wellbore at this time. Schlumberger well completions experts were consulted who advised that the best techniques with which to re-establish communication with the formation in the well by removing near-wellbore damage is through the application of acid using coiled tubing, and if necessary perforate. Depending on the availability of equipment, it is hoped that testing operations on this well will continue in early 2006.
Prior to the failure of the production tubing and casing in the original Manavi M11 discovery well in 2003 during the initial clean-up, good flow rates were observed from this well, although un-metered, with 34.4º API oil being recovered. Log correlation indicates that the M11 and M11Z Cretaceous intervals are very similar and the two well bores are less than 600 metres (1,969 feet) apart.
CanArgo Rig #2 is currently being mobilised to the Manavi M12 appraisal location, some 4 kilometres (2.5 miles) from M11. This rig will drill the surface hole on this well after which drilling operations will be taken over by the Saipem rig (currently operating on Norio MK72). This well is expected to spud within the next two weeks.
Development
The Ninotsminda Field horizontal well N100H2 has been tested for approximately one week and has tested at a rate of up to 370,000 cubic metres (13.07 million cubic feet) of gas per day plus 301 barrels of condensate per day (a total of 2,480 barrels oil equivalent1) on a 25 mm (63/64 inch) choke with a flowing tubing head pressure (FTHP) of 70 atmospheres (1,000 psig). The well was drilled by CanArgo using its own rig and equipment while utilising directional equipment and services provided by Baker Hughes. The well is a horizontal sidetrack from an existing well bore in the Middle Eocene reservoir at approximately 2,640 metres (8,659 feet) TVD (True Vertical Depth). The horizontal section extends some 508 metres (1,667 feet) in the central area of the field

[1]	using 6,000 cubic feet of gas = 1 barrel of oil/condensate

and a pre-perforated production liner has been run over a 433 metre (1,421 feet) interval furthest from the original well bore. The horizontal section is located in the uppermost part of the oil zone, close to the gas-oil contact, and a permeable interval was encountered in the build up section within the lower part of the gas cap. It is expected that the proportion of liquid hydrocarbon production will rise over time.
Gas is a scarce resource in Georgia with the current domestic consumption requirements being met by imports from Russia, who we understand have recently announced their intention to significantly increase prices. CanArgo has opened discussions with the government to supply this gas to the local State-run thermal electricity generating station and expects a contract to be agreed within the next two months.
Operations have commenced on the next horizontal sidetrack well on the Ninotsminda Field, N97H. This well will take longer to complete than the N100H2 well as it is located on the northern flank of the field and it will be necessary to first sidetrack the well towards the crest of the field before the horizontal section can be drilled through the reservoir in a westerly direction along the crest of the structure. Results from N97H are expected in January 2006.
Kazakhstan
Exploration
In Kazakhstan, the first exploration well in the Akkulka exploration program has been successfully completed as a new field gas discovery.
Testing is still ongoing on AKK04 well which has to date been flow tested at stabilised rates of up to 90,000 cubic metres (3.18 million cubic feet) of dry gas per day on a 17 mm (43/64 inch) choke with a FTHP of 24 atmospheres (343 psig). Based on current pressure and flow data, under optimal conditions and using larger production tubing, an open hole flow potential of some 175,000 cubic metres (5 million cubic feet) per day has been estimated. This discovery has the potential to significantly increase our proved gas reserves within the Akkulka exploration area which surrounds the Kyzyloi Gas Field, and further proves the geological/geophysical model for these exploration targets.
Two other exploration wells on separate structures have already reached total depth (AKK03 and AKK05) and are cased and await testing as part of a co-ordinated testing program, with two more to be drilled before year-end. In both AKK03 and AKK05 wireline logs indicate the presence of gas bearing sands in the wells, although the sand interval is thinner in the AKK03 well.
Work is also now completed on a geophysical remapping of the Akkulka exploration block. This work has confirmed the presence of several shallow gas prospects (currently being drilled in the exploration program), and also some potentially large prospects at

Jurassic / Triassic level. Regional geological studies predict that these deeper prospects would be likely to have potential for gas condensate or oil.
In addition to the above, CanArgo’s Kazakh subsidiary BN Munai LLP (“BNM”) has now completed (subject to final registration) the acquisition of a 100% interest in the Greater Akkulka contract. This contract, which is for a period of 25 years, with an initial 6 year exploration period, covers an area of approximately 10,000 square kilometres (2.5 million acres) surrounding the Akkulka exploration area in the North Ustyurt basin to the north east of the Aral Sea. BNM considers the Greater Akkulka area has significant exploration potential, with extensions of both the shallow gas exploration targets and the deeper Mesozoic plays. This large area within a proven hydrocarbon system, has potential towards the south and east (towards the Aral Sea), where the Paleogene sand sequence is predicted to become thicker and better quality, and towards the west and north-west where potential may exist for stratigraphic and pinch-out plays.
Development
This exploration program is being carried out in conjunction with a development program on the existing proven reserves of the Kyzyloi Field.
A new development well, KYZ107, is currently testing at a rate of 95,000 cubic metres (3.36 million cubic) feet on a 17mm choke (43/64 inch).
As a summary so far on the other Kyzyloi Field development wells (these wells have been tested at different choke sizes due to mechanical constraints):
KYZ105 was tested at 50,000 cubic metres (1.77 million cubic feet) of gas per day on an 8 mm (20/64 inch) choke (this was a sub-optimal test due to a leaking packer);
KYZ102 was tested in excess of 120,000 cubic metres (4.24 million cubic feet) of gas per day on a 20 mm (60/64 inch) choke; and
KYZ104 was tested at 96,000 cubic metres (3.4 million cubic feet) of gas per day on a 16 mm (40/64 inch) choke.
In addition well KYZ103 was tested in 1995 at a rate of 86,000 cubic metres (3.03 million cubic feet) per day of gas on a 13 mm (33/64 inch) choke.
Two further wells are to be tested for the initial field development in which a 60 km (37.3 mile) pipeline is planned to tie the field to the main Bukhara-Urals gas trunkline. A long-term gas offtake agreement is currently under negotiation, with first gas expected at the end of Q2 2006, with an initial plateau rate of 500,000 cubic metres (17.7 million cubic feet) of gas per day. CanArgo also recently announced the execution of a Memorandum of Understanding covering co-operation in the gas sector in Kazakhstan with Gaz Impex

S.A., one of the leading Kazakh based companies involved in gas marketing.
CEO Dr. David Robson commented, “It is an extremely busy time for us in all the areas of development, appraisal and exploration. In Georgia it is very good news on the exploration front that we appear to have reached the primary Middle Eocene target in the MK72 Norio exploration well. A major part of the risk in this well was reaching this target. We look forward to reaching TD before year-end. On appraisal the re-scheduling of the acidisation on the M11Z appraisal well is frustrating but we want to ensure that we execute this process successfully, and if this means waiting for the best equipment for the procedure then so be it. We are working hard on negotiations for an immediate gas contract in Georgia to take best advantage of the high rates we are now producing from the N100H2 horizontal well and expect this to be concluded by year-end. In Kazakhstan, this first exploration success is excellent news, along with another development well also testing successfully, and builds on what we have already achieved on the development side. We look forward to continuing success here through to year-end and with the identification of additional prospectivity in the Akkulka block next year should bring us not only first gas, but move towards exploring this significant potential. The acquisition of the Greater Akkulka exploration area significantly increases our acreage position in an extremely attractive basin adjacent to our existing field and new discovery. This firmly establishes CanArgo’s position in Kazakhstan, building on our work there, and gives us real opportunities in one of the world’s largest hydrocarbon provinces.”
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in the Republic of Georgia and in Kazakhstan.
The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
A registration statement relating to a proposed secondary offering of shares of the Company’s common stock has been filed with the United States Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
For more information please contact:
CANARGO ENERGY CORPORATION
Julian Hammond, Investor Relations Manager
Tel: +44 7740 576 139
Fax: +44 1481 729 982
e-mail: info@canargo.com
NORWAY
Regina Jarstein
Gambit H&K AS
Tel: + 47 95213451
USA
Michael Wachs
CEOcast.com
Tel: +1 212 732 4300